SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to section 13 or 15(d) of
                           the Securities Act of 1934

                                  June 16, 1999



                        AIRTECH INTERNATIONAL GROUP, INC.

               (Exact name of registrant as specified in charter)


                           Wyoming 0-19796 98-0120805

             (State or other (Commission File Number) (IRS Employer
                       jurisdiction of Identification No.)
                                 incorporation)


                          15400 Knoll Trail, Suite 106
                               Dallas, Texas 75248

                    (Address of Principal Executive Offices)



                                  972-960-9400

               (Registrant's telephone number including area code)




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Item 2. Disposition of Assets


Effective May 31, 1999, the Board of Directors voted to discontinue operations of the Company's subsidiary, McCleskey Sales & Service, Inc. (MSS). As reported in the Company's quarterly reports for the periods ending November 30, 1998 and February 28, 1999, the Company had terminated the staff of MSS effective September 30, 1999. The Company determined that the heating, ventilation, and air conditioning (HVAC) service business was not compatible with the Company's current business plan relating to the manufacture and distribution of high quality air purification equipment. The HVAC service business was considered to be highly labor intensive and highly competitive. The Company believes it or its customers can easily contract with local HVAC businesses to provide installation and replacement services.

As of the year ended May 31, 1999 MSS had negative equity totaling $169,700 (unaudited), including intercompany payables. A plan for disposing of the remaining assets and liabilities has not yet been established. The disposition will be recorded on the company's consolidated balance sheet at May 31, 1999 as discontinued operations.














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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Airtech International Group, Inc.


                                           by: /s/ CJ Comu
                                              --------------------------
                                               CJ Comu,
                                               Chief Executive Officer

Dated:  June 16, 1999









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